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As filed with the Securities and Exchange Commission on May 30, 2003
Registration No. 333-76410

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NEOMAGIC CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0344424 (I.R.S. Employer Identification Number)

3250 Jay Street
Santa Clara, California 95054
(408) 988-7020
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Prakash C. Agarwal
President and Chief Executive Officer
NeoMagic Corporation
3250 Jay Street
Santa Clara, California 95054
(408) 988-7020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Danaher, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        A Registration Statement on Form S-3 (Registration No. 333-76410), was originally filed with the U.S. Securities and Exchange Commission on January 8, 2002 by the Registrant (the "Registration Statement"), and became effective on March 22, 2002. The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former stockholders of LinkUp Systems Corporation ("LinkUp Systems"), which was acquired by the Company on December 18, 2001.

        The total number of shares of the Registrant's common stock registered under the Registration Statement was 1,600,000. The total number of shares of common stock resold pursuant to the Registration Statement was 224,865, with 1,375,135 registered shares of common stock remaining unsold at the termination of the offering.

        Pursuant to the undertaking of the Registrant contained in the section in Part II, Item 17 of the Registration Statement entitled "Undertakings," the Registrant hereby requests that the 1,375,135 unsold shares be removed from registration by means of this Post-Effective Amendment No. 1.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, NeoMagic Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on May 30, 2003.

NEOMAGIC CORPORATION
By:	/s/ Stephen T. Lanza Stephen T. Lanza Senior Vice President, Operations and Business Development and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Prakash C. Agarwal Prakash C. Agarwal	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2003
/s/ Stephen T. Lanza Stephen T. Lanza	Senior Vice President, Operations and Business Development and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	May 30, 2003
* James Lally	Director	May 30, 2003
* Brian Dougherty	Director	May 30, 2003
* Anil K. Gupta	Director	May 30, 2003
/s/ Stephen T. Lanza Stephen T. Lanza	Attorney-in-fact*	May 30, 2003

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DEREGISTRATION OF SECURITIES
SIGNATURES